CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [****], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MEMORANDUM OF AGREEMENT

between

THE BOEING COMPANY

and

SPIRIT AEROSYSTEMS, INC.

This MEMORANDUM OF AGREEMENT (MOA) is effective as of October 12, 2023 (Effective Date) by and between The Boeing Company (Boeing), a Delaware corporation, and Spirit AeroSystems, Inc. (Spirit), a Delaware corporation. Boeing and Spirit sometimes are referred to herein individually as a Party and collectively as the Parties.

RECITALS

A.The Parties have been in discussions regarding, among other things, pricing and other terms and conditions pertaining to the 737 and 787 programs.

B.The Parties wish to memorialize their agreement on these matters in this MOA, in accordance with the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

1.Capitalized Terms. Capitalized terms used and not otherwise defined in this MOA will have the meanings ascribed thereto in SBP MS-65530-0016 (Sustaining SBP), SBP MS-65530-0019 (787 SBP), GTA BCA-65530-0016 (Sustaining GTA), GTA BCA-65520-0032 (787 GTA), AA-65530-0010 (Sustaining AA), and AA-65520-0026 (787 AA) (collectively, the Agreements).

2.Definitive Documentation. The Parties will negotiate in good faith and execute, on or before November 17, 2023, such amendments to the Agreements and other documents as are necessary to implement the agreements set forth in this MOA (Definitive Documentation).

3.Spirit Board Approval. This MOA is subject to approval by Spirit’s board of directors. If, for any reason, Spirit’s board does not approve this MOA in its entirety on or before October 19, 2023, all agreements set forth in this MOA are null and void as if this MOA had never been executed.

4.Master Schedules. Spirit acknowledges and affirms its obligations as set forth in the Agreements to support its recovery plans and Boeing-issued master schedules, including the associated rate breaks issued in accordance with the terms of the Agreements, and subject to the Excusable Delay provisions of the respective Agreements.

Spirit will demonstrate rate readiness prior to all rate breaks in accordance with the terms of the Agreements, and will submit rate-readiness plans to Boeing that will address Spirit’s plans for staffing, training, supply chain readiness, factory capacity, and other appropriate elements as reasonably requested by Boeing.

5.Stability Plan. Spirit will create and implement, to Boeing’s satisfaction, an operational stability plan that:

a.demonstrates reductions in nonconformances, foreign object debris, customer sensitive items, significant repair log items, and sub tier shortages;

b.increases staffing (as jointly agreed) in support functions, including engineering, quality, lean, and supply chain;

c.provides maintenance plans for all major equipment and facilities;

d.provides work transfer plans (as required by the Agreements) that include key milestones and demonstrate qualified and capable rate performance prior to full reliance on any new supplier; and

e.provides jointly-coordinated buffer-stock plans (which may include ship in place) for all programs (including two weeks’ worth of finished goods for 737).

The Parties will work in good faith to mutually agree to targets for each of the measures contemplated in subsections (a) and (b) of this Section 5 by no later than November 17, 2023.

6.Supply Chain Health. The Parties agree to work together on systemic, rate constraining, and shared supply chain challenges. Prior to the end of calendar year 2023, the Parties will jointly establish a collaborative working team and agreed-to cadence with a shared objective to monitor and mitigate risk and strengthen a supply chain capable of meeting Boeing’s future desired production rates.

7. 787 Recurring Price. Boeing will pay Spirit $[****] via incremental 787 recurring Shipset Price increases effective at LN 1164 through LN 1605. The per Shipset Price shall be rate variable and as set forth in Table 7.1 below. Without in any way altering or delaying Boeing’s obligation to pay the $[****] and Spirit’s right to receive the $[****], as part of the Definitive Documentation, the Parties will jointly determine the allocation of the per Shipset Price increases for each associated End Item Assembly.

Table 7.1

	All Minor Models	All Minor Models	787-8	787-9	787-10
APM	LN 1164 – 12/31/2025	1/1/2026 – LN 1605	LN 1606 – LN 2205	LN 1606 – LN2205	LN 1606 – LN 2205
0 – 4.9	$[****]	$[****]	$[****]	$[****]	$[****]
5 – 7.9	$[****]	$[****]	$[****]	$[****]	$[****]
8 – 9.9	$[****]	$[****]	$[****]	$[****]	$[****]
10+	$[****]	$[****]	$[****]	$[****]	$[****]

No later than 10 business days after execution of the Definitive Documentation, Boeing will amend any outstanding purchase orders as necessary to reflect the pricing shown in the Definitive Documentation. No later than 15 business days after execution of the Definitive Documentation, the Parties will jointly reconcile pricing for any Products already delivered starting with LN 1164 through such time as the purchase orders are amended with pricing as shown in the Definitive Documentation. No later than 3 business days after the Parties complete the reconciliation, Boeing will pay the reconciliation value via wire transfer.

Within 30 days following the delivery of LN 1605 from Spirit to Boeing, the Parties will reconcile the adjusted pricing set forth in Table 7.1 (as allocated in the Definitive Documentation) against the 787 Shipset pricing as of 787 SBP Amendment 37. In the event the incremental amounts paid to Spirit do not total $[****], the respective Party will pay, via wire transfer, any amount due within 10 business days of completing the reconciliation. For clarity, any Shipset pricing revisions subsequent to this MOA resulting from statement of work revisions/changes will not be applied towards the $[****] incremental Shipset Price increase.

Parties, at either’s request, agree to meet at a mutually agreeable time, with a mutual goal of concluding negotiations 12 months prior to the delivery of LN 1605, to discuss in good faith potential pricing changes, other interests and considerations pertaining to LN 1606 and beyond.

8.Reserved.

9. 787 Tooling and Capital. Boeing will advance to Spirit up to $[****] for Spirit’s implementation of Tooling and capital expenditures necessary to support up to 787 Rate [****]. The Parties agree to hold joint reviews 30 days prior to the issuance of each related purchase order to confirm the amount and asset content of each funded package. Spirit agrees to prioritize purchased assets to Boeing production requirements, provide Boeing with documentation validating expenditures, and provide Boeing on-site representatives with observable evidence of assets in place on a periodic basis. Boeing will pay to Spirit, via purchase order (issued no later than 60 days prior to the respective payment date, unless otherwise specified below) and invoice, for Tooling and capital expenditures by Spirit, as follows:

$[****] paid, via wire transfer, within 10 business days of the Effective Date of this MOA
$[****] paid no later than January 31, 2024
$[****] paid no later than April 30, 2024
$[****] paid no later than July 31, 2024
$[****] paid no later than October 31, 2024
$[****] paid no later than January 31, 2025
$[****] paid no later than April 30, 2025

Spirit will repay to Boeing up to $[****], as further specified below. Spirit will align the repayment plan to coincide with Spirit’s deliveries to Boeing and will offset payments utilizing the formula of number of units delivered in the respective time period based on the schedule below, times average shipset price, until the amount is fully offset for each respective time period. Any variability to this calculation based on the offset of units, or average shipset price, will be trued up in the fourth quarter of 2027. Spirit will repay to Boeing, via wire transfer, a sum of $[****], as follows:

$[****] paid no later than April 30, 2025
$[****] paid no later than October 31, 2025
$[****] paid no later than April 30, 2026
$[****] paid no later than October 31, 2026
$[****] paid no later than April 30, 2027
$[****] paid no later than October 31, 2027

10.737 Constraint Matrix. The Parties will amend the Sustaining SBP to replace the 737 Rate [****] Constraint Matrix with the 737 Rate [****] Constraint Matrix set forth in Exhibit 1 hereto.

11.737 Recurring Price. Attachment 1 to the Sustaining SBP is hereby amended to insert the following text as a new subsection at the conclusion of Section 2:

“(f) Notwithstanding anything else in this SBP, Boeing and Spirit agree to an incremental $[****] 737 recurring Shipset price reduction relative to the pricing set forth in this SBP at the time the SBP is updated pursuant to the immediately following paragraph, effective with Spirit’s first unit delivery in 2026 through the last unit delivery of June 2033. For line numbers scheduled to deliver from January 1, 2026, through December 31, 2028, the Shipset price reduction will be calculated to achieve a total reduction of $[****] per calendar year and $[****] in aggregate for the three-year period. Boeing and Spirit will perform a reconciliation in the fourth quarter of 2028, and any variations in actual reductions received by Boeing versus the aforementioned per year amount will be trued up in the fourth quarter of 2028. Similarly, for line numbers scheduled to deliver from January 1, 2029, through June 30, 2033, the Shipset price reduction will be calculated to achieve a total reduction of $[****] per calendar year, and $[****] in aggregate for the five-year period. Boeing and Spirit will perform a reconciliation in the second quarter of 2033, and any variations in actual reductions received by Boeing versus the aforementioned per year amount will be trued up in the second quarter of 2033.

Without in any way altering or delaying Boeing’s absolute right to receive the $[****] Shipset price reduction and Spirit’s absolute obligation to provide the $[****] Shipset price reduction, by no later than April 12, 2024, the Parties will jointly determine the allocation of the per Shipset price reductions for each associated End Item Assembly and update SBP Attachment 1 Tables B.1 and B.2 to reflect the agreed Shipset price reductions.”

12. 737 Tooling and Capital Expenditures. Boeing will provide to Spirit up to $[****] for Spirit’s implementation of Tooling and capital expenditures necessary to support the 737 Rate [****] Constraint Matrix set forth in Exhibit 1 hereto. After the first payment below, the Parties agree to hold joint reviews 30 days prior to the issuance of each related purchase order to confirm the amount and asset content of each funded package. Spirit agrees to prioritize purchased assets to Boeing’s production requirements, provide Boeing with documentation validating expenditures, and provide Boeing on-site representatives with observable evidence of assets in place on a periodic basis. Boeing will pay to Spirit, via purchase order (issued no later than 60 days prior to the respective payment date, unless otherwise specified below) and invoice, for Tooling and capital expenditures by Spirit, as follows:

$[****] paid, via wire transfer, within 10 business days of the Effective Date
$[****] paid no later than January 31, 2024
$[****] paid no later than April 30, 2024
$[****] paid no later than July 31, 2024
$[****] paid no later than October 31, 2024
$[****] paid no later than January 31, 2025
$[****] paid no later than April 30, 2025

Spirit will submit Certified Tool Lists to Boeing for all associated Tooling. The above payments are not contingent upon Certified Tool Lists submittal by Spirit or approval by Boeing. Spirit will provide Certified Tool Lists within 12 months of Tool completion.

13.Cash Advance. The Parties will amend the repayment dates set forth in Section 4 of the 737 Production Rate Advance Memorandum of Agreement dated April 28, 2023, to be as follows: December 1, 2025 (in the amount of $90,000,000), December 1, 2026 (in the amount of $45,000,000), and December 1, 2027 (in the amount of $45,000,000).

14.Settlement and Release of Claims.

a.Spirit Release. Spirit, for itself and for its successors, predecessors, assigns, affiliates, parents, and subsidiaries, and their respective employees, agents, representatives, officers, directors, attorneys, sureties, and insurers, hereby releases and forever discharges Boeing and its successors, predecessors, affiliates, parents, and subsidiaries, and their respective employees, agents, representatives, officers, directors, attorneys, sureties, and insurers, from any and all past and present claims, inclusive of contract change notices, demands, losses, costs, expenses, rights of action, and causes of action relating to Boeing’s Commercial Airplanes division and its airplane programs as pertaining to the Agreements that have accrued as of the Effective Date of this MOA (including any additional unasserted claims), whether known or knowable, suspected or unsuspected, foreseen or unforeseen, existing or claimed to exist, or based in contract, tort, statutory, or other legal or equitable theory of recovery. Spirit further releases Boeing from any and all liability for any damages, whether direct or consequential, that may flow from the released claims, demands, losses, costs, expenses, rights of action, and causes of action. Notwithstanding the above, claims by Spirit arising from the following are not limited, waived, released, or disclaimed:

[****]

For the avoidance of doubt, the foregoing release includes any defamation or business tort claims relating in any way to any of Boeing’s commercial airplane programs.

b.Boeing Release. Boeing, for itself and for its successors, predecessors, assigns, affiliates, parents, and subsidiaries, and their respective employees, agents, representatives, officers, directors, attorneys, sureties, and insurers, hereby releases and forever discharges Spirit and its successors, predecessors, affiliates, parents, and subsidiaries, and their respective employees, agents, representatives, officers, directors, attorneys, sureties, and insurers, from any and all past and present claims, demands, losses, costs, expenses, rights of action, and causes of action relating to Boeing’s Commercial Airplanes division and its airplane programs as pertaining to the Agreements that have accrued as of the Effective Date of this MOA (including any additional unasserted claims), whether known or knowable, suspected or unsuspected, foreseen or unforeseen, existing or claimed to exist, or based in contract, tort, statutory, or other legal or equitable theory of recovery. Boeing further releases Spirit from any and all liability for any damages, whether direct or consequential, that may flow from the released claims, demands, losses, costs, expenses, rights of action, and causes of action. Notwithstanding the above, claims by Boeing against Spirit for contribution (or, if otherwise provided for, indemnity) toward third-party injury and damage or warranty claims are not limited, waived, released, or disclaimed, except for warranty claims arising out of the vertical fin attach fitting or aft pressure bulkhead elongated holes quality items recently identified by Spirit and Boeing. For the avoidance of doubt, the foregoing release includes any defamation or business tort claims relating in any way to any of Boeing’s commercial airplane programs.

15.Change of Control. Spirit and Boeing will amend the 787 GTA and Sustaining GTA to replace the current Section 20.4 of the 787 GTA and the current Section 28.3 of the Sustaining GTA with the following:

20.4 (787) / 28.3 (Sustaining) Assignment

The following language shall apply from October 12, 2023, through December 31, 2030:

Seller shall not assign any of its rights or interest in this Agreement, the SBP, or any Order, or subcontract all or substantially all of its performance of this Agreement, the SBP, or any Order, without Boeing’s prior written consent, which shall not be unreasonably withheld, except that Boeing may withhold its consent to an Assignment to a Disqualified Person (as defined below) for any reason and at its sole discretion. Seller shall provide Boeing with thirty (30) days notice prior to any proposed assignment (including any proposed Assignment to a Disqualified Person). Seller shall not delegate any of its duties or obligations under this Agreement; provided that this shall not prohibit Seller from subcontracting as permitted pursuant to the applicable SBP. Seller may assign its right to monies due or to become due. No assignment, delegation or subcontracting by Seller, with or without Boeing’s consent, shall relieve Seller of any of its obligations under this Agreement, the SBP, or Order or prejudice any rights of Boeing against Seller whether arising before or after the date of any assignment. This article does not limit Seller’s ability to purchase standard commercial supplies or raw material.

The prohibition set forth in this GTA Section [20.4/28.3] includes, without limitation (and the following shall be deemed to be Assignments to a Disqualified Person by Seller), in any transaction or series of related transactions: (i) a consolidation or merger of Seller in which a Disqualified Person directly or indirectly holds, immediately after consummation of the transaction, more than thirty-five percent (35%) of the voting power of the equity securities of the entity resulting from or surviving such transaction; (ii) the acquisition directly or indirectly by a Disqualified Person of either (a) more than 35% of the voting power of the equity securities of Seller or any of its affiliates whose performance is required for the production of the Products or (b) more than 35% of the voting power of the equity securities of any direct or indirect affiliate of Seller holding more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of Seller or any of its affiliates whose performance is required for the production of the Products, in either case for clauses (a) or (b) unless Seller provides and Boeing accepts Seller’s adequate assurance of continuity of supply, which assurance Boeing may accept or reject at its sole discretion; (iii) the sale, lease, assignment or transfer to a Disqualified Person, of either (a) all or substantially all of the assets of Seller, or (b) all or substantially all of the assets used by Seller and its affiliates to produce the Products for any particular airplane program; (iv) any assignment of Seller’s rights or interest in this Agreement, the SBP, or any Order to a Disqualified Person, or subcontracting of all or substantially all of Seller’s performance of this Agreement, the SBP, or any Order to a Disqualified Person; and (v) any other transaction pursuant to which a Disqualified Person obtains the ability to direct or cause the direction of the management and policies of Seller or any of its subsidiaries whose performance is required for the production of the Products.

A Disqualified Person is:

(i)a Person, a principal business of which is as an original equipment manufacturer of commercial aircraft, defense systems, satellites, space launch vehicles or space vehicles;

(ii)a Person that Boeing reasonably believes is unable to perform this Agreement, for reasons, including but not limited to, financial viability, export and import laws, and demonstrated past performance failures;

(iii)a Person, that after giving effect to the transaction, would be the supplier of more than forty percent (40%) by value of the major structural components of any model of Boeing aircraft then in production, unless it is mutually agreed that significant identifiable benefits will accrue to Boeing as a result of the transaction;

(iv)a Person who is one of the following companies or a parent, subsidiary or affiliate of one of the following companies: Lufthansa Technique; Israeli Aircraft Industries; HAECO; PEMCO Aeroplex, EADS/Airbus, or who is an airline or an operator of commercial aircraft in revenue service or a parent, subsidiary or affiliate of an airline or an operator of commercial aircraft in revenue service; or

(v)any Person to which Boeing does not consent in its sole discretion.

Seller shall not permit any Person described in clause (iv) of the definition of Disqualified Person to hold any voting stock of Seller at any time that Seller is not a Public Company. Seller shall not enter into any agreement under which any Person described in clause (iv) of the definition of Disqualified Person is entitled to designate one or more members of Seller’s board of directors at any time that Seller is a Public Company. A Public Company is any Person (i) with equity securities registered under Section 12 of the Securities Exchange Act of 1934 or which is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 or (ii) with equity securities traded or quoted in a domestic or foreign securities exchange or market.

For the avoidance of doubt, Boeing and Seller agree that HMSGTA MWS and Supplemental License Agreements WS-001/-002/-003 and -004 may be assigned to the third party receiving assignment of this GTA and its corresponding SBP’s. Any other Supplemental License Agreement between Boeing and Seller will be subject to the assignment terms of HMSGTA MWS.

Add at end of the 787 GTA Assignment language above that is effective from October 12, 2023 through December 31, 2030:

In the event of any Assignment to a Disqualified Person:

1.Seller will immediately refund to Boeing an amount equal to all advance payments received from Boeing pursuant to Section 9 (“787 Tooling and Capital”) of the Memorandum of Agreement dated October 12, 2023 (or any definitive document reflecting the payments set forth in that section), less any repayments received from Seller by Boeing pursuant to that section (or any definitive document reflecting the repayments set forth in that section);

If Seller does not refund this amount in full within 10 days of written notice from Boeing the amount is due, this amount may be set off by Boeing against any amount owing at any time by Boeing to Seller, regardless of whether any such amount is then due and owing from Boeing to Seller;

2.Seller will immediately refund to Boeing an amount equal to all payments received from Boeing pursuant to Section 12 [737 Tooling and Capital Expenditures] of the Memorandum of Agreement dated October 12, 2023 (or any definitive document reflecting the payments set forth in that section), regardless of whether any such amount is then due and owing from Boeing to Seller. Upon payment from Seller to Boeing, title to all Tooling purchased with funds received from Boeing pursuant to Section 12 [737 Tooling and Capital Expenditures] of the Memorandum of Agreement dated October 12, 2023 (or any definitive document reflecting the payments set forth in that section) will transfer from Boeing to Seller. Boeing shall have the exclusive option to purchase any such Tooling at the original price within 120 days of transfer of title of such Tooling to Seller.

If Seller does not refund this amount in full within 10 days of written notice from Boeing the amount is due, this amount may be set off by Boeing against any amount owing at any time by Boeing to Seller, regardless of whether any such amount is then due and owing from Boeing to Seller;

3.Boeing will have no further obligation to make any payment under Sections 9 or 12 of the Memorandum of Agreement dated October 12, 2023 (or any definitive document reflecting the payments set forth in those sections);

4.All amounts then owing from Seller to Boeing pursuant to the Memorandum of Agreement dated April 28, 2023, as modified by Section 13 of the Memorandum of Agreement dated October 12, 2023, will become immediately due and payable and, if Seller has not paid in full within 10 days of written notice from Boeing the amount is due, may be set off by Boeing against any amount owing at any time by Boeing to Seller, regardless of whether any such amount is then due and owing from Boeing to Seller; and

5.The then-remaining balance of the Advance Payments due to Boeing pursuant to Section 5.5 of the SBP will become immediately due and payable and, if Seller has not paid in full within 10 days of written notice from Boeing the amount is due, may be set off by Boeing against any amount owing at any time by Boeing to Seller, regardless of whether any such amount is then due and owing from Boeing to Seller.

Boeing may, at its sole discretion, waive the immediately preceding rights by written notice to Seller and not otherwise.

Add at end of the Sustaining GTA Assignment language above that is effective from October 12, 2023 through December 31, 2030:

In the event of any Assignment to a Disqualified Person:

1.Any remaining amount of the 737 Shipset price reductions agreed to in Section 11 (“737 Recurring Price”) of the Parties’ Memorandum of Agreement dated October 12, 2023, that has not been realized by Boeing through Shipset deliveries upon closing of the assignment transaction will become immediately due and payable. If Seller does not pay this amount in full within 10 days of written notice from Boeing the amount is due, this amount may be set off by Boeing against any amount owing at any time by Boeing to Seller, regardless of whether any such amount is then due and owing from Boeing to Seller. The 737 Shipset pricing reductions agreed to in Section 11 (“737 Recurring Price”) of the Memorandum of Agreement between the Parties dated October 12, 2023, will be removed upon receipt of the remaining amount; and

2.All amounts then owing from Seller to Boeing pursuant to the Memorandum of Agreement dated April 28, 2023, as modified by Section 13 of the Memorandum of Agreement dated October 12, 2023, will become immediately due and payable and, if Seller has not paid in full within 10 days of written notice from Boeing the amount is due, may be set off by Boeing against any amount owing at any time by Boeing to Seller, regardless of whether any such amount is then due and owing from Boeing to Seller.

Boeing may, at its sole discretion, waive the immediately preceding rights by written notice to Seller and not otherwise.

20.4 (787) / 28.3 (Sustaining Agreement)

The following language shall apply beginning January 1, 2031:

Seller shall not assign any of its rights or interest in this Agreement or any Order, or subcontract all or substantially all of its performance of this Agreement or any Order, without Boeing’s prior written consent, which shall not be unreasonably withheld, except that Boeing may withhold its consent to an assignment to a Disqualified Person (as defined below) for any reason and at its sole discretion. Seller shall provide Boeing with thirty (30) days notice prior to any proposed assignment. Seller shall not delegate any of its duties or obligations under this Agreement; provided that this shall not prohibit Seller from subcontracting as permitted pursuant to the applicable SBP. Seller may assign its right to monies due or to become due. No assignment, delegation or subcontracting by Seller, with or without Boeing’s consent, shall relieve Seller of any of its obligations under this Agreement or Order or prejudice any rights of Boeing against Seller whether arising before or after the date of any assignment. This article does not limit Seller’s ability to purchase standard commercial supplies or raw material.

The prohibition set forth in this GTA Section [20.4/28.3] includes, without limitation (and the following shall, subject to the immediately following sentence, be deemed to be "assignments"): (i) a consolidation or merger of Seller in which a Disqualified Person directly or indirectly holds, immediately after consummation of the transaction more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of the corporation resulting from or surviving such transaction; (ii) the acquisition directly or indirectly by a Disqualified Person of voting stock of any corporate Seller having more than fifty percent (50%) of the voting power of the issued and outstanding voting stock of Seller; (iii) the sale, assignment or transfer of all or substantially all of the assets of Seller to a Disqualified Person; and (iv) where Seller is a partnership, acquisition of control of such partnership by a Disqualified Person. Any consolidation, merger, acquisition of voting stock or sale, assignment or transfer of all or substantially all of the assets of Seller that is not prohibited by the immediately preceding sentence shall not constitute an “assignment” for purposes of this GTA and shall not be prohibited by, or require Boeing’s consent under, this Section [20.4/28.3].

A Disqualified Person is:

(i)a Person, a principal business of which is as an original equipment manufacturer of commercial aircraft, defense systems, satellites, space launch vehicles or space vehicles;

(ii)a Person that Boeing reasonably believes is unable to perform this Agreement, for reasons, including but not limited to, financial viability, export and import laws, and demonstrated past performance failures;

(iii)a Person, that after giving effect to the transaction, would be the supplier of more than forty percent (40%) by value of the major structural components of any model of Boeing aircraft then in production, unless it is mutually agreed that significant identifiable benefits will accrue to Boeing as a result of the transaction; or

(iv)a Person who is one of the following companies or a parent, subsidiary or affiliate of one of the following companies: Lufthansa Technique; Israeli Aircraft Industries; HAECO; PEMCO Aeroplex, EADS/Airbus, or who is an airline or an operator of commercial aircraft in revenue service or a parent, subsidiary or affiliate of an airline or an operator of commercial aircraft in revenue service.

Seller shall not permit any Person described in clause (iv) of the definition of Disqualified Person to hold any voting stock of Seller at any time that Seller is not a Public Company. Seller shall not enter into any agreement under which any Person described in clause (iv) of the definition of Disqualified Person is entitled to designate one or more members of Seller’s board of directors at any time that Seller is a Public Company. A Public Company is any Person (i) with equity securities registered under Section 12 of the Securities Exchange Act of 1934 or which is subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 or (ii) with equity securities traded or quoted in a domestic or foreign securities exchange or market.

For the avoidance of doubt, Boeing and Seller agree that HMSGTA MWS and Supplemental License Agreements WS-001/-002/-003 and -004 may be assigned to the third party receiving assignment of this GTA and its corresponding SBP’s. Any other Supplemental License Agreement between Boeing and Seller will be subject to the assignment terms of HMSGTA MWS.

16.Repudiation. Spirit and Boeing will amend the 787 GTA and the Sustaining GTA to add the following new 787 GTA Section 8.5 and Sustaining GTA Section 13.3:

[8.5/13.3] Repudiation

The Parties agree that repudiation by Seller of timely delivery under GTA BCA-65530-0016, GTA BCA-65520-0032, SBP MS-65530-0019, or SBP MS-65530-0016 would cause irreparable harm to Boeing for which damages would not be an adequate remedy. Accordingly, in the event Seller repudiates timely delivery under any of the aforementioned agreements, Boeing will be entitled to equitable relief, including but not limited to, specific performance and preliminary and permanent injunctions.

17.Complete Agreement. This MOA constitutes the complete and exclusive agreement between the Parties with respect to the subject matter set forth herein and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Except as expressly provided in this MOA, however, all other terms and conditions of the Agreements remain in full force and effect.

18.Governing Law and Jurisdiction. This MOA is governed by the laws of the state of Washington, exclusive of Washington's conflict of laws principles. This MOA excludes the application of the 1980 United Nations Convention on Agreements for the International Sale of Goods. Boeing and Spirit hereby irrevocably consent to and submit themselves exclusively to the jurisdiction of the applicable courts of King County, Washington and the federal courts of Washington State for the purpose of any suit, action or other judicial proceeding arising out of or connected with this MOA. Boeing and Spirit hereby waive and agree not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Boeing and Spirit are not personally subject to the jurisdiction of the above-named courts; (b) the suit, action, or proceeding is brought in an inconvenient forum; or (c) the venue of the suit, action, or proceeding is improper.

19.No Admission of Liability. The Parties acknowledge that this MOA reflects a compromise resolution by the Parties of certain claims and that nothing contained in this MOA constitutes or will be construed as an acknowledgement or admission of liability or absence of liability in any way on the part of the Parties, each of which expressly denies any liability or wrongdoing in connection with such claims, and the Parties agree not to issue any public statement or comment to the contrary.

20.Confidential Treatment. The information contained herein is confidential business information. The Parties will limit the disclosure of this MOA's contents to employees with a need to know and who understand that they are not to disclose its contents to any other person or entity without the prior written consent of the other Party. Notwithstanding the above, the Parties may file this MOA with the SEC if legally required to do so but must give the other Party two business days’ advance notice and will omit confidential information as permitted by applicable law as appropriate after providing the other Party the opportunity to provide comments. Nothing in this section will prevent either Party from making reasonable disclosures during the course of its earnings calls.

21.Interpretation. Each Party has had the opportunity to draft, review, and edit this MOA. Accordingly, no presumption for or against either Party arising out of drafting all or any part of this MOA will be applied in any action relating to or arising from this MOA; and the Parties hereby waive the benefit of any statute or common-law rule providing that, in cases of uncertainty, language should be interpreted against the Party who caused the uncertainty to exist.

EXECUTED as of the Effective Date by the duly authorized representatives of the Parties.

THE BOEING COMPANY	SPIRIT AEROSYSTEMS, INC.

/s/ Ihssane Mounir	/s/ Mark Suchinski
Signature	Signature

Ihssane Mounir	Mark Suchinski

Senior Vice President	Senior Vice President & CFO

October 12, 2023	October 12, 2023
Date	Date

Exhibit 1

[****]